Exhibit 99.4

UNAUDITED PBF ENERGY INC.
PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The unaudited pro forma consolidated financial statements are presented to show how PBF Energy Inc. (“PBF Energy”) might have looked if PBF Energy’s acquisition of the Martinez refinery and related logistics assets (collectively, the “Martinez Acquisition”), borrowings incurred under under PBF Holding Company LLC’s (“PBF Holding”), an indirect subsidiary of PBF Energy, asset-backed revolving credit facility (“Revolving Loan”) and the consummation of the offering of PBF Holding’s 6.00% senior notes due 2028 (the “2028 Senior Notes”) to fund the Martinez acquisition as described below, had occurred on the dates and for the periods indicated below. The pro forma consolidated financial statements also include an adjustment to give effect to a portion of the proceeds from the 2028 Senior Notes Offering that were used to redeem in full the outstanding 7.00% senior secured notes due 2023 (the "2023 Senior Notes"). We derived the following unaudited pro forma consolidated financial statements by applying pro forma adjustments to our historical consolidated financial statements and the historical financial statements of Martinez refinery and related logistics assets (collectively “Martinez Refining”). The pro forma effects of the Martinez Acquisition are based on the acquisition method of accounting in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 805, Business Combinations.

The unaudited pro forma consolidated balance sheet is based on the individual historical consolidated balance sheets of PBF Energy and Martinez Refining as of December 31, 2019, and has been prepared to reflect the Martinez Acquisition and related financial transactions, including the redemption of the 2023 Senior Notes, as if they occurred on December 31, 2019. The unaudited pro forma consolidated statement of operations for the year ended December 31, 2019 combines the historical results of operations of PBF Energy and Martinez Refining as if the acquisition occurred on January 1, 2019, and gives effect to the borrowings incurred under our Revolving Loan and the consummation of the 2028 Senior Notes to fund the Martinez Acquisition and the corresponding redemption of the 2023 Senior Notes as if they occurred on January 1, 2019.

The unaudited pro forma consolidated statement of operations for the year ended December 31, 2019 does not reflect future events that may occur after the completion of the Martinez Acquisition on February 1, 2020, including but not limited to the anticipated realization of cost savings from operating synergies and certain charges expected to be incurred in connection with the transaction, including, but not limited to, costs that may be incurred in connection with integrating the operations of Martinez Refining.

The unaudited pro forma consolidated financial information is presented for informational purposes only. The unaudited pro forma consolidated financial information does not purport to represent what our results of operations or financial condition would have been had the transactions to which the pro forma adjustments relate actually occurred on the dates indicated, and they do not purport to project our results of operations or financial condition for any future period or as of any future date. In addition, they do not purport to indicate the results that would actually have been obtained had the Martinez Acquisition been completed on the assumed date or for the periods presented, or which may be realized in the future.

In order to prepare the pro forma consolidated financial information, we adjusted Martinez Refining’s historical assets and liabilities to their estimated fair values in accordance with ASC 805 as a result of our closing of the Martinez Acquisition on February 1, 2020. As of the date of this Current Report on Form 8-K/A, we have not completed the detailed valuation work necessary to arrive at the required estimates of the fair value of Martinez Refining’s assets acquired and the liabilities assumed and the related allocation of the purchase price, nor have we identified all adjustments necessary to conform Martinez Refining’s accounting policies to our accounting policies. The determination of the fair value of Martinez Refining’s assets and liabilities is ongoing and is expected to be finalized for our December 31, 2020 fiscal year-end. As a result, the accompanying unaudited pro forma purchase price allocation is preliminary and is subject to further adjustments as additional information becomes available and as additional analyses are performed. The preliminary unaudited pro forma purchase price allocation has been made solely for the purpose of preparing the accompanying unaudited pro forma consolidated financial statements. There can be no assurance that such finalization of the purchase price will not result in material changes from the preliminary purchase price allocation included in the accompanying unaudited pro forma consolidated financial statements.

Exhibit 99.4

The pro forma adjustments as of and for the year ended December 31, 2019 principally give effect to:

•
the closing of the Martinez Acquisition and their associated impact on our balance sheet and statement of operations including the borrowings incurred under our Revolving Loan to fund the Martinez Acquisition; and

•	the consummation of the 2028 Senior Notes offering, the proceeds of which were used to partially fund the Martinez Acquisition and to fully redeem the 2023 Senior Notes.

Exhibit 99.4

Unaudited Pro Forma Consolidated Balance Sheet As of December 31, 2019 (in millions)

	Historical		Pro Forma Effect of Accounting Changes (Note 1)		Adjusted Pro Forma Martinez Refining	Pro Forma Acquisition and Offering Adjustments		Pro Forma Consolidated
	PBF Energy	Martinez Refining(1)
ASSETS
Current assets:
Cash and cash equivalents	$814.9	$—	$—		$—	$(498.4)	(3)	$316.5
Accounts receivable	835	0.3	—		0.3	(0.3)	(3)	835.0
Accounts receivable-affiliate	—	120.5	—		120.5	(120.5)	(3)	—
Inventories	2,122.2	325.5	—		325.5	(101.4)	(3)	2,346.3
Prepaid expense and other current assets	51.6	56.1	—		56.1	(50.7)	(3)	57.0
Total current assets	3,823.7	502.4	—		502.4	(771.3)		3,554.8

Property, plant and equipment, net	4,023.2	1,298.4	(53.5)	(2)	1,244.9	(282.1)	(3)	4,986
Operating lease right of use assets	306.4	—	7.8	(2)	7.8	—		314.2
Deferred charges and other assets, net	979.1	27.0	63.6	(2)	90.6	36.7	(3)	1,106.4
Total assets	$9,132.4	$1,827.8	$17.9		$1,845.7	$(1,016.7)		$9,961.4

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$601.4	$95.8	—		$95.8	$(95.8)	(3)	$601.4
Accounts payable-affiliate	—	235.6	—		235.6	(235.6)	(3)	—
Accrued expenses	1,815.6	54.1	0.5	(2)	54.6	(51.6)	(3)	1,818.6
Current operating lease liabilities	72.1	—	1.9	(2)	1.9	—		74
Current debt	—	—	—		—	—		—
Deferred revenue	20.1	—	—		—	—		20.1
Total current liabilities	2,509.2	385.5	2.4		387.9	(383.0)		2,514.1

Accrued liabilities - noncurrent	—	33.3	—		33.3	(33.3)	(3)	—
Long-term debt	2,064.9	—	—		—	704.5	(5)	2,769.4
Payable to related parties pursuant to Tax Receivable Agreement	373.5	—	—		—	—		373.5
Deferred tax liabilities	96.9	21.6	—		21.6	(21.6)	(3)	96.9
Long-term operating lease liabilities	233.1	—	5.9	(2)	5.9	—		239
Other long-term liabilities	269.3	55.9	1.7	(2)	57.6	78.5	(3)	405.4
Total liabilities	5,546.9	496.3	10.0		506.3	345.1		6,398.3
Commitments and contingencies

Exhibit 99.4

Unaudited Pro Forma Consolidated Balance Sheet (cont'd) As of December 31, 2019 (in millions)

	Historical		Pro Forma Effect of Accounting Changes (Note 1)		Adjusted Pro Forma Martinez Refining	Pro Forma Acquisition and Offering Adjustments		Pro Forma Consolidated
	PBF Energy	Martinez Refining(1)
Equity:
Net parent investment	$—	$1,331.5	$7.9	(2)	$1,339.4	$(1,339.4)	(4)	$—
Class A common stock, $0.001 par value, 1,000,000,000 shares authorized,119,804,971 shares outstanding at December 31, 2019, 119,874,191 shares outstanding at December 31, 2018	0.1	—	—		—	—		0.1
Class B common stock, $0.001 par value, 1,000,000 shares authorized, 20 shares outstanding at December 31, 2019, 20 shares outstanding at December 31, 2018	—	—	—		—	—		—
Preferred stock, $0.001 par value, 100,000,000 shares authorized, no shares outstanding at December 31, 2019 and 2018	—	—	—		—	—		—
Treasury stock, at cost, 6,424,787 shares outstanding at December 31, 2019 and 6,274,261 shares outstanding at December 31, 2018	(165.7)	—	—		—	—		(165.7)
Additional paid in capital	2,812.3	—	—		—	—		2,812.3
Retained earnings	401.2	—	—		—	(22.4)	(6)	378.8
Accumulated other comprehensive income/(loss)	(8.3)	—	—		—	—		(8.3)
Total equity	3,039.6	1,331.5	7.9		1,339.4	(1,361.8)		3,017.2
Noncontrolling interest	545.9	—	—		—	—		545.9
Total equity	3,585.5	1,331.5	7.9		1,339.4	(1,361.8)		3,563.1
Total liabilities and equity	$9,132.4	$1,827.8	$17.9		$1,845.7	$(1,016.7)		$9,961.4

Exhibit 99.4

NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

1.
We performed certain procedures for the purpose of identifying any material differences in significant accounting policies between PBF Energy and Martinez Refining and any accounting adjustments that would be required in connection with adopting uniform policies. Procedures performed by PBF Energy included a review of the summary of significant accounting policies disclosed in the Martinez Refining audited financial statements and discussions with Martinez Refining management regarding their significant accounting policies in order to identify material adjustments. While we are continuing to engage in additional discussions with Martinez Refining management and are in the process of evaluating the impact of Martinez Refining’s accounting policies on its historical results following the close of the acquisition on February 1, 2020, our best estimates of the differences we have identified to date are included in Notes 2 and 7 below relating to lease and inventory accounting. Additionally, certain financial statement captions within the historical Martinez Refining presentation, have been reclassed to conform to PBF Energy's presentation.

2.
Reflects leases assumed by PBF Energy in connection with the Martinez Acquisition and accounted for by PBF Energy under ASC 842, Leases ("ASC 842"). Martinez Refining was considered a private company and was not required to adopt ASC 842 until January 1, 2020. PBF Energy assumed approximately $7.8 million in operating leases right-of-use assets and operating leases obligations, of which $1.9 million is current and $5.9 million of long-term, and $63.6 million in financing leases right-of-use assets and financing leases obligation, of which $6.0 million is current and $57.6 million is long term, which was attributable to a hydrogen facility which supports the Martinez refining operations. Martinez Refining historical balance sheet includes capital lease obligations, primarily related to a hydrogen facility, of $61.4 million, of which $5.5 million is current and $55.9 is long term, and long term capital lease assets of $53.5 million, which was included in its Property, plant and equipment, net line item. We reclassed Martinez Refining’s capital lease assets in Property, plant, and equipment, net to deferred charges and other non-current assets, net to be consistent with PBF Energy's presentation. Pro forma adjustments were made to incorporate the net amounts of the assumed lease assets and obligations and the amounts recorded in the historical Martinez Refining balance sheet.

3.
Represents preliminary cash consideration transferred at closing consisting of $960.0 million for the Martinez Acquisition and a preliminary working capital settlement of $216.1 million, which we funded through a combination of cash on hand including proceeds from the 2028 Senior Notes offering and borrowings under our Revolving Loan. The estimated preliminary fair value of the net assets acquired is as follows:

(in millions)
Inventories	$224.1
Prepaid and other current assets	5.4
Property, plant and equipment	962.8
Deferred charges and other assets, net	63.7
Accrued expenses	(1.4)
Other long-term liabilities - Contingent consideration	(52.2)
Other long-term liabilities - Environmental obligation	(26.3)
Estimated fair value of net assets acquired	$1,176.1

Exhibit 99.4

PBF Energy agreed to make potential additional payments (“Contingent Consideration”) for the Martinez Acquisition based upon the achievement of certain future results and other criteria and conditions set forth in the Sale and Purchase Agreement with respect to each of the four consecutive twelve month measurement periods following the Closing Date.

These pro forma acquisition adjustments reflect the reversal of Martinez Refining’s historical assets and liabilities as of December 31, 2019 and the recording of the estimated preliminary purchase price allocation for the fair value of the net assets acquired, inclusive of the estimated Contingent Consideration obligation. This preliminary purchase price allocation estimate is based on PBF Energy’s initial fair value estimates at closing and final allocations which are subject to the terms of the Sale and Purchase Agreement. The fair value of inventory is based on the quantities acquired at closing using negotiated pricing methodology based on market prices. The fair value of property, plant and equipment is largely based on the acquisition purchase price of the assets. These amounts may change and may change materially at the time the Martinez Acquisition purchase price allocation is finalized. The final determination of the purchase price allocation is anticipated to be completed as soon as practicable after the close of the acquisition. PBF Energy anticipates that the valuations of the acquired assets and liabilities will include, but not be limited to, inventory, property, plant and equipment and other potential intangible assets. The valuation will also include an estimate of the Contingent Consideration obligation and estimated assumed environmental liability at closing. The valuations are being performed by a third-party valuation specialist based on valuation techniques that PBF Energy deems appropriate for measuring the fair value of the assets acquired and liabilities assumed.

The final acquisition consideration, and amounts allocated to assets acquired and liabilities assumed, could differ materially from the amounts presented in these unaudited pro forma consolidated financial statements.

The pro forma adjustment for Property, plant and equipment includes the reversal of the historical book value of such assets and the recording of the fair value determined by the preliminary purchase price allocation. In addition, adjustments for future capital expenditures which are contractually obligated to be reimbursed by the seller subsequent to the closing were included in the pro forma amounts.

The pro forma net cash adjustment includes the impacts of the following:

(in millions)
Cash paid for Martinez Acquisition	$(1,176.1)
Proceeds from the 2028 Senior Notes offering	1,000.0
Deferred financing costs associated with the 2028 Senior Notes offering	(12.5)
Revolving Loan borrowings in connection with the Martinez Acquisition	212.1
Redemption of 2023 Senior Notes, inclusive of accrued interest (1)	(521.9)
Total pro forma cash adjustment	$(498.4)

(1) Includes accrued interest on 2023 Senior Notes through December 31, 2019 of $4.4 million.

4.	Reflects the elimination of Martinez Refining's Net Parent Investment in connection with our acquisition of Martinez Refining.

Exhibit 99.4

5.
Represents proceeds received in connection with the 2028 Senior Notes offering net of estimated deferred financing costs, borrowings on the Revolving Loan used to fund the acquisition and redemption of the 2023 Senior Notes as shown below.

(in millions)
Issuance of the 2028 Senior Notes	$1,000.0
Deferred financing fees on the 2028 Senior Notes	(12.5)
Borrowings on the Revolving Loan	212.1
Redemption of the 2023 Senior Notes	(500.0)
Write off of deferred financing costs on the 2023 Senior Notes	4.9
Total pro forma long-term debt adjustment	$704.5

6.
Represents impact on Retained earnings from debt extinguishment costs and incremental interest expense associated with the redemption of the 2023 Senior Notes. Includes a redemption premium of $17.5 million and a write off of the 2023 Senior Notes unamortized deferred financing costs of $4.9 million.

Exhibit 99.4

Unaudited Pro Forma Consolidated Statement of Operations
Year Ended December 31, 2019
(in millions)

	Historical			Pro Forma Effect of Accounting Changes (Note 1)		Adjusted Pro Forma Martinez Refining	Pro Forma Acquisition and Offering Adjustments		Pro Forma Consolidated
	PBF Energy	Martinez Refining (1)
Revenues	$24,508.2	$3,814.9		$—		$3,814.9	$—		$28,323.1

Cost and expenses:
Cost of products and other	21,387.5	3,473.6		23.5	(7)	3,497.1	—		24,884.6
Operating expenses, excluding depreciation	1,782.3	245.3		—		245.3	—		2,027.6
Depreciation and amortization expense	425.3	156.1				156.1	(120.4)	(8)	461.0
Cost of sales	23,595.1	3,875		23.5		3,898.5	(120.4)		27,373.2
General and administrative expenses, excluding depreciation	284.0	248.3	(11)	—		248.3	—		532.3
Depreciation and amortization expense	10.8	—		—		—	—		10.8
Change in contingent consideration	(0.8)	—		—		—	—		(0.8)
Gain on sale of assets	(29.9)	10.6		—		10.6	—		(19.3)
	23,859.2	4,133.9		23.5		4,157.4	(120.4)		27,896.2

Income (loss) from operations	649.0	(319.0)		(23.5)		(342.5)	120.4		426.9

Other expense
Interest expense, net	(159.6)	(3.9)		—		(3.9)	(36.3)	(9)	(199.8)
Change in fair value of catalyst obligation	(9.7)	—		—		—	—		(9.7)
Other non-service components of net periodic benefit costs	(0.2)	—		—		—	—		(0.2)
Income (loss) before income taxes	479.5	(322.9)		(23.5)		(346.4)	84.1		217.2
Income tax (benefit) expense	104.3	(89.8)				(89.8)	25.3	(10)	39.8
Net income (loss)	375.2	(233.1)		(23.5)		(256.6)	58.8		177.4

Exhibit 99.4

Unaudited Pro Forma Consolidated Statement of Operations (cont'd)
Year Ended December 31, 2019
(in millions)

	Historical		Pro Forma Effect of Accounting Changes (Note 1)	Adjusted Pro Forma Martinez Refining	Pro Forma Acquisition and Offering Adjustments		Pro Forma Consolidated
	PBF Energy	Martinez Refining (1)
Less: net income attributable to noncontrolling interests	55.8	—	—	—	(2.0)	(10)	53.8
Net income (loss) attributable to PBF Energy Inc. stockholders	$319.4	$(233.1)	$(23.5)	$(256.6)	$60.8		$123.6

Weighted-average shares of Class A common stock outstanding
Basic	119,887,646						119,887,646
Diluted	121,853,299						121,853,299

Net income available to Class A common stock per share:
Basic	$2.66						$1.03
Dilutes	$2.64						$1.02

Exhibit 99.4

NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

7.
Reflects the change in accounting for inventory for Martinez Refining from a FIFO (first-in, first-out) basis to a LIFO (last-in, last-out) basis in order to conform to PBF Energy’s accounting policy. The period presented has been adjusted to reflect the period specific effects of applying the new accounting principle on Martinez Refining's Cost of product and other.

8.
Represents an adjustment to depreciation expense resulting from the assumed fair value of property, plant and equipment acquired through the Martinez Acquisition calculated on a straight-line basis and based on a weighted average useful life of 25 years.

9.
Represents assumed interest expense associated with borrowings under the Revolving Loan to fund the Martinez acquisition and the 2028 Senior Notes offering, adjusted for a reduction in interest expense associated with the redemption of the 2023 Senior Notes. In addition such adjustments include the assumed amortization of estimated deferred financing costs incurred in connection with the issuance of the 2028 Senior Notes, reduced by lower amortization associated with the 2023 Senior Notes.

10.
Reflects an adjustment to income tax expense and non-controlling interest related to the impact of the pro forma acquisition adjustments noted above, assuming a non-controlling interest of 1.0% and an effective tax rate of 24.6% for the year ended December 31, 2019.

11.
The historical combined statement of operations of Martinez Refining include significant allocations of corporate overhead and shared service costs associated with the previous owner.  Such allocated and shared service costs are not representative of what we expect to incur under our ownership of the Martinez refinery and related logistics assets. For the year ended December 31, 2019, the amount of corporate overhead and shared service costs allocated to Martinez Refining was approximately $82.8 million of total general and administrative expenses. Conversely, a significant portion of our general and administrative expenses are relatively fixed and not directly dependent on the number of assets we own. As such, we expect to incur less than $20 million annually in incremental general and administrative costs related to the Martinez Acquisition. No adjustments related to these allocated and shared service costs have been included in the pro forma consolidated statement of operations.